EXHIBIT 1A-11

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in the foregoing Regulation A Offering Statement of AW Blockchain Mining, Inc., on Amendment No.1, to Form 1-A, of our audit report dated January 28, 2019 with respect to our audit of the financial statements of AW Blockchain Mining, Inc. as of December 31, 2018.

We also consent to the reference to our firm as experts in accounting and auditing.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

April 11, 2019